EXHIBIT 23A
                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CompuDyne Corporation on Form S-3 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



______/s/__________________
Deloitte & Touche LLP
McLean, Virginia


October 9, 2001